                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.      )

  Filed by the Registrant [X]
  Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement      [ ]  Confidential, for Use of the
                                           Commission Only (as permitted by Rule
[X]  Definitive Proxy Statement            14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                          Extended Stay America, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)  Title of each class of securities to which transaction applies:

    ---------------------------------------------------------------------------

2)  Aggregate number of securities to which transaction applies:

    ---------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ---------------------------------------------------------------------------

4)  Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------------------

5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)   Amount Previously Paid:

     --------------------------------------------------------------------------
2)   Form, Schedule or Registration Statement No.:

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3)   Filing Party:

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4)   Date Filed:

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
                         [Extended StayAmerica LOGO]

                                March 31, 1998

Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of Extended Stay America, Inc., which will be held on Thursday, May 21, 1998 at the Broward Center for the Performing Arts, 201 Southwest Fifth Avenue, Fort Lauderdale, Florida, commencing at 11:00 a.m.

     Your Board of Directors and Management look forward to personally greeting those Stockholders able to attend.

     At the Meeting, in addition to electing six directors, your Board is asking Stockholders to ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors and to approve the Extended Stay America, Inc. 1998 Employee Stock Option Plan. These proposals are fully set forth in the accompanying Proxy Statement, which you are urged to read thoroughly. For the reasons set forth in the Proxy Statement, your Board of Directors recommends a vote "FOR" each of the proposals.

     It is important that your shares are represented and voted at the Meeting whether or not you plan to attend. Accordingly, you are requested to mark, sign, date, and mail the enclosed Proxy in the envelope provided at your earliest convenience.

     Thank you for your cooperation and continued support.

                                            Sincerely,


                                        /s/ H. Wayne Huizenga

                                            H. Wayne Huizenga
                                            Chairman of the Board

                        [LOGO OF EXTENDED STAY AMERICA]

    450 East Las Olas Boulevard, Suite 1100, Fort Lauderdale, Florida 33301

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 May 21, 1998

     You are cordially invited to attend the annual meeting of stockholders of Extended Stay America, Inc. (the "Company") which will be held at the Broward Center for the Performing Arts, 201 Southwest Fifth Avenue, Fort Lauderdale, Florida on Thursday, May 21, 1998, at 11:00 a.m., Eastern time, for the following purposes:

     1. To elect directors.

     2. To consider and act upon a resolution to ratify the action of the Board of Directors in appointing Coopers & Lybrand L.L.P. as independent auditors for the Company for 1998.

     3. To consider and vote upon a proposal to approve the Extended Stay America, Inc. 1998 Employee Stock Option Plan. A copy of the plan is included as Exhibit A to the accompanying proxy statement.

     4. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on March 23, 1998 are entitled to vote at the meeting. A list of such stockholders will be available for examination by any stockholder for any purpose germane to the meeting, during normal business hours, at the Company's offices at 450 East Las Olas Boulevard, Suite 1100, Fort Lauderdale, Florida, for a period of 10 days prior to the meeting.

     A proxy statement and a proxy card solicited by the Board of Directors are enclosed herewith. It is important that your shares be represented at the meeting regardless of the size of your holdings. Whether or not you intend to be present at the meeting in person, we urge you to mark, date, and sign the enclosed proxy card and return it in the envelope provided for that purpose, which does not require postage if mailed in the United States. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                              /s/ Robert A. Brannon
                              ---------------------
                              Robert A. Brannon
                              Senior Vice President, Chief Financial Officer, Secretary, and Treasurer

Fort Lauderdale, Florida
March 31, 1998


             ----------------------------------------------------
             |YOU ARE URGED TO MARK, DATE, AND SIGN THE ENCLOSED | | PROXY AND RETURN IT PROMPTLY. THE PROXY IS |
             |       REVOCABLE AT ANY TIME PRIOR TO ITS USE.     |
             -----------------------------------------------------

                          EXTENDED STAY AMERICA, INC.

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                  May 21, 1998

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Extended Stay America, Inc. (the "Company") of proxies for use at the annual meeting of stockholders of the Company to be held at the Broward Center for the Performing Arts, 201 Southwest Fifth Avenue, Fort Lauderdale, Florida at 11:00 a.m., Eastern time, on May 21, 1998, and at any postponement or adjournment thereof. Proxies properly executed and returned in a timely manner will be voted at the meeting in accordance with the directions noted thereon. If no direction is indicated, they will be voted for the election of the nominees named herein as directors, for the proposals to ratify the selection of Coopers & Lybrand L.L.P. as independent auditors for 1998 and to approve the Extended Stay America, Inc. 1998 Employee Stock Option Plan (the "1998 Plan"), and on other matters presented for a vote in accordance with the judgment of the persons acting under the proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is voted, either in person at the meeting, by written notice to the Secretary of the Company, or by delivery of a later-dated proxy.

     The Company's principal executive offices are located at 450 East Las Olas Boulevard, Suite 1100, Fort Lauderdale, Florida 33301 (telephone 954/713-1600). This Proxy Statement is dated March 31, 1998 and it is expected that proxy materials will be mailed to stockholders beginning on or about such date.

                     SHARES OUTSTANDING AND VOTING RIGHTS

     Only stockholders of record at the close of business on March 23, 1998 are entitled to vote at the annual meeting of stockholders. The only voting stock of the Company outstanding is its common stock, par value $.01 per share (the "Common Stock"), of which 95,805,863 shares were outstanding as of the close of business on March 23, 1998. Each share of Common Stock is entitled to one vote.

     Election of each director requires the affirmative vote of the holders of a plurality of the shares of the Company's Common Stock present in person or represented by proxy and entitled to vote at the meeting. In general, approval of any other matter submitted to the stockholders for their consideration requires the affirmative vote of the holders of a majority of the shares of the Common Stock present in person or represented by proxy and entitled to vote at the meeting. Abstentions, directions to withhold authority, and broker non-votes are counted as shares present in the determination of whether the shares of stock represented at the meeting constitute a quorum. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders. Thus, an abstention from voting on a matter has the same legal effect as a vote against the matter. Broker non-votes and directions to withhold authority are counted as present, but are deemed not entitled to vote on proposals for which brokers do not have discretionary authority and, therefore, have no effect. An automated system administered by the Company's transfer agent will be used to tabulate the votes.

1.  ELECTION OF DIRECTORS

     Six directors are to be elected at the meeting. The persons named below have been designated by the Board of Directors as nominees for election as directors for a term expiring at the annual meeting of stockholders in 1999. All of the nominees are serving as directors as of the date of this Proxy Statement.

     Unless otherwise instructed, properly executed proxies that are returned in a timely manner will be voted for election of the six nominees. If, however, any of such nominees should be unable or should fail to act as a nominee by virtue of an unexpected occurrence, the proxies will be voted for such other person as will be determined by the holders of the proxies in their discretion, or the Board of Directors may make an appropriate reduction in the number of directors to be elected.

     Biographical information concerning the six nominees is presented below.

     H. Wayne Huizenga, age 60, became a director of the Company in August 1995 and serves as Chairman of its Board of Directors. Mr. Huizenga also has been Chairman of the Board of Directors of Republic Industries, Inc. ("Republic"), a diversified company with operations in the automotive and solid waste industries, since August 1995. Mr. Huizenga served as Chief Executive Officer of Republic from August 1995 until October 1996, and has served as Co-Chief Executive Officer of Republic since October 1996. Since September 1996, Mr. Huizenga has been Chairman of the Board of Florida Panthers Holdings, Inc. ("FPHI"), a sports, entertainment and leisure company which owns and operates the Florida Panthers professional sports franchise and certain resort and other facilities. Mr. Huizenga served as the Vice Chairman of Viacom Inc. ("Viacom"), a diversified media and entertainment company, from September 1994 until October 1995. Mr. Huizenga also served as the Chairman of the Board of Blockbuster Entertainment Group, a division of Viacom, from September 1994 until October 1995. From April 1987 through September 1994, Mr. Huizenga served as the Chairman of the Board and Chief Executive Officer of Blockbuster Entertainment Corporation ("Blockbuster"), during which time he helped build Blockbuster from a 19-store chain into the world's largest video and music retailer. In September 1994, Blockbuster merged into Viacom. In 1971, Mr. Huizenga co-founded Waste Management, Inc. ("WMX"), which he helped build into the world's largest integrated environmental services company, and he served in various capacities, including as President, Chief Operating Officer, and a director from its inception until 1984. Mr. Huizenga also owns or controls the Miami Dolphins and Florida Marlins professional sports franchises, as well as Pro Player Stadium, in South Florida.

     George D. Johnson, Jr., age 55, has been President, Chief Executive Officer, and a director of the Company since January 1995. He is responsible for all aspects of development, operation, marketing, and personnel of the Company. Mr. Johnson is the former President of the Consumer Products Division of Blockbuster Entertainment Group, a division of Viacom. In this position he was responsible for all U. S. video and music stores. Mr. Johnson has over 30 years of experience developing and managing various businesses. He was formerly the managing general partner of WJB Video, the largest Blockbuster franchisee which developed over 200 video stores prior to its merger with Blockbuster in 1993. Mr. Johnson is currently the Chairman of the Board of Directors of Alrenco, Inc., which operates over 400 rent-to-own stores located primarily throughout the southeast and southwest United States. Mr. Johnson also is the managing general partner of American Storage Limited Partnership, a chain of 27 self-storage facilities located in the Carolinas and Georgia. He formerly served as a director of Viacom and currently serves on the board of directors of Republic, FPHI, and Duke Energy Company. He has been the Chairman of the Board of Directors of Johnson Development Associates, Inc. since its founding in 1986. Johnson Development Associates, Inc. is a real estate management, leasing, and development company controlling approximately two million square feet of commercial, retail, and industrial property located in the Carolinas and Georgia which are owned by various partnerships controlled by Mr. Johnson and his brother, Stewart H. Johnson. Mr. Johnson practiced law in Spartanburg, South Carolina from 1967 until 1986 and served three terms in the South Carolina House of Representatives.

     Donald F. Flynn, age 58, became a director of the Company in August 1995. Mr. Flynn is Chairman and Chief Executive Officer of Flynn Enterprises, Inc., a business consulting and venture capital company, and from July 1992 until March 1996 was Chairman of Discovery Zone, Inc. ("Discovery Zone"). From July 1992 until May 1995, Mr. Flynn also served as Chief Executive Officer of Discovery Zone. Discovery Zone is an owner and franchisor of family indoor entertainment and fitness facilities. On March 25, 1996, Discovery Zone announced that it had filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code. Mr. Flynn also currently serves as a director of WMX, Waste Management International plc, Wheelabrator Technologies, Inc., and Psychemedics, Inc. ("Psychemedics"). Mr. Flynn is a former director of Blockbuster. From 1972 to 1990, Mr. Flynn served in various positions with WMX, including Senior Vice President and Chief Financial Officer.

     Stewart H. Johnson, age 54, became a director of the Company in August 1995. Mr. Johnson is currently the Chairman of the Board of Directors, Chief Executive Officer, and President of Morgan Corporation, a construction company specializing in grading, site preparation, and sewer and utility installation. Mr. Johnson has been directing the operations of Morgan Corporation since 1971. Mr. Johnson also serves as Secretary for Johnson Development Associates, Inc. Mr. Johnson is the brother of George D. Johnson, Jr.

     John J. Melk, age 61, became a director of the Company in August 1995. Mr. Melk has been Chairman and Chief Executive Officer of H2O Plus, Inc., a bath and skin care product manufacturer and retail distributor, since 1988. Mr. Melk has been a private investor in various businesses since March 1984 and prior to March 1984, he held various positions with WMX and its subsidiaries, including President of Waste Management International plc, a subsidiary of WMX. Mr. Melk also serves as a director of Psychemedics Corporation and of Republic. From February 1987 until March 1989 and from May 1993 until September 1994, Mr. Melk served as a director of Blockbuster. He also served as the Vice Chairman of Blockbuster from February 1987 until March 1989.

     Peer Pedersen, age 73, became a director of the Company in August 1995. He is the founder and has been Chairman of the law firm of Pedersen & Houpt, P.C., in Chicago, Illinois for more than five years. He serves on the board of directors of Aon Corporation, Boston Chicken, Inc., and WMX.

   The Board of Directors unanimously recommends that the stockholders vote
           "FOR" the election of each of the nominees for director.

Meetings and Committees of the Board

     The three standing committees of the Board of Directors of the Company are the Executive Committee, the Audit Committee, and the Compensation Committee, the functions and membership of each of which are described below. The Board of Directors does not have a standing nominating committee. During 1997, the Board of Directors held five meetings, at which all of the directors were present, and acted four times by unanimous written consent.

     The Executive Committee, which is composed of H. Wayne Huizenga and George
D. Johnson, Jr., has the same powers and authority as the Board of Directors and may act when the Board is not in session, subject to the limitations of the Delaware General Corporation Law and the Company's certificate of incorporation and bylaws. The Audit Committee's functions include making recommendations to the Board of Directors on the selection of the Company's auditors, reviewing the arrangements for, and scope of, the independent auditors' examination, meeting with the independent auditors, the Board of Directors, and certain officers of the Company to review the adequacy of internal controls and reporting, and performing any other duties or functions deemed appropriate by the Board of Directors. Messrs. Flynn and Pedersen are currently the members of the Audit Committee. The Compensation Committee is responsible for establishing and making recommendations to the Board of Directors regarding salaries to be paid to officers of the Company and is responsible for the administration and interpretation of, and the granting of options under, the Company's Amended and Restated 1995 Employee Stock Option Plan (the "1995 Plan"), Amended and Restated 1996 Employee Stock Option Plan (the "1996 Plan"), 1997 Employee Stock Option Plan (the "1997 Plan"), and the 1998 Plan (the 1995 Plan, the 1996 Plan, the 1997 Plan, and the 1998 Plan are collectively referred to as the "Employee Plans"). Messrs. Flynn and Melk are currently the members of the Compensation Committee.

     Nominations for election of directors are made by the Board of Directors and, pursuant to the Company's bylaws, may be made by a committee appointed by the Board or by any stockholder entitled to vote in the election of directors. See "Submission of Stockholder Proposals for the 1999 Annual Meeting" for procedures with respect to nominations by stockholders.

     During 1997, the Audit Committee held one meeting and the Compensation Committee acted 84 times by unanimous written consent. During 1997, the Executive Committee acted three times by unanimous written consent. In 1997, during the time each director served in such capacity, no director attended less than 75% of the aggregate of all meetings of the Board and all meetings held by committees of the Board on which such director served.

2.  APPOINTMENT OF AUDITORS

     Subject to stockholder ratification, the Board of Directors has selected the accounting firm of Coopers & Lybrand L.L.P. to serve as the independent auditors of the Company for 1998. Coopers & Lybrand L.L.P. has served as the Company's independent auditors since its inception in January 1995. Representatives of Coopers & Lybrand L.L.P. will be available at the annual meeting to respond to appropriate questions from stockholders. They have advised the Company that they do not presently intend to make a statement at the annual meeting, although they will have the opportunity to do so.

   The Board of Directors unanimously recommends that the stockholders vote "FOR" ratification of the appointment of Coopers & Lybrand L.L.P. as independent auditors for 1998.

3.  APPROVAL OF 1998 PLAN

     In order to continue to encourage ownership of the Company's Common Stock by executives, employees, and key personnel of the Company and to provide incentives for them to make maximum efforts for the success of the Company's business, the Board of Directors of the Company has adopted and recommends that stockholders vote to approve the 1998 Plan. Options granted under the 1998 Plan are not intended to qualify as "Incentive Stock Options" as defined in the Internal Revenue Code of 1986, as amended (the "Code"). The full text of the 1998 Plan is attached to this Proxy Statement as Exhibit A. The description below of the 1998 Plan is qualified in its entirety by reference to Exhibit A.

Description of the 1998 Plan

     In February 1998, the Board of Directors of the Company adopted the 1998 Plan, subject to approval by the Company's stockholders at the annual meeting. The 1998 Plan will be administered by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"), which consists solely of non-employee directors. The Compensation Committee has authority to determine the persons to be granted options under the 1998 Plan, the number of shares subject to each option, the time or times at which options will be granted, the option price of the shares subject to each option (which price shall not be less than the fair market value of the shares at the date of grant), and the time or times when each option becomes exercisable and the duration of the exercise period. Except for specific situations, such as a change in control of the Company, options that have been granted become exercisable as to one-fourth of the grant on each of the first, second, third, and fourth anniversary of the date of grant.

     Options may be granted under the 1998 Plan to key employees and consultants (other than members of the Compensation Committee) of the Company. Options may be granted with respect to a total of not more than 6,000,000 shares of Common Stock under the 1998 Plan, subject to antidilution and other adjustment provisions. No options may be granted to a single optionee under the 1998 Plan in excess of 50% of the total number of shares authorized for issuance under the 1998 Plan. No options may be granted under the 1998 Plan after February 3, 2008. If an option expires or is terminated or canceled unexercised as to any shares, such released shares may again be optioned (including a grant in substitution for a canceled option). As of the date hereof, no options to purchase shares of Common Stock have been granted under the 1998 Plan.

     Each option is for such term of not more than ten years as shall be determined by the Compensation Committee at the date of the grant. Options granted under the 1998 Plan may be subject to such conditions as the Compensation Committee may in its discretion determine at the date of grant. The Compensation Committee may provide different termination provisions of an option in the event of termination of employment of the optionee and may accelerate the exercisability of any option or, at any time before the expiration or termination of an option previously granted, extend the terms of such option for such additional period as the Compensation Committee, in its discretion shall determine, except that the aggregate option period with respect to any option, including the original term of the option and any extensions thereof, shall never exceed ten years.

     The Compensation Committee may permit the exercise price to be paid, all or in part, by delivery to the Company of a promissory note or other shares of Common Stock in such circumstances and manner as the Compensation Committee may specify, valued at the fair market value of the Common Stock on the date of exercise, or by using a "cashless" broker-assisted method.

     If the employment of any optionee with the Company or any of its subsidiaries is terminated for any reason other than death, permanent disability, retirement after age 65, or pursuant to a change in control of the Company, such optionee's option shall expire immediately. In the event of termination of employment because of a change in control of the Company, the option may be exercised in full, unless otherwise provided at the time of grant, by the optionee or, if he is not living, by his heirs, legatees, or legal representative, during its specified term. In the event of termination of employment because of death, disability or retirement after age 65, the option may be exercised by the optionee or, if he is not living, by his heirs, legatees, or legal representative, at any time during its specified term prior to three years after the date of such termination, but only to the extent the option was exercisable at the date of such termination.

     No option is transferable by the optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and each option shall be exercisable during an optionee's lifetime only by him.

     The Compensation Committee may amend or discontinue the 1998 Plan at any time. However, no such amendment or discontinuation shall (i) change or impair any option previously granted without the consent of the optionee, (ii) increase the maximum number of shares which may be purchased by all optionees, (iii) change the minimum purchase price, (iv) change the limitations on the option period or increase the time limitations on the grant of options, or (v) permit the granting of options to members of the Compensation Committee.

Federal Income Tax Consequences

     The Company understands that no gain or loss will be recognized by an optionee upon the grant of an option under the 1998 Plan, but that upon exercise of the option ordinary income will be recognized by the optionee measured by the excess of the fair market value of the shares of Common Stock acquired over the option price. The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee. An optionee's basis in shares acquired upon the exercise of an option will be equal to the option price plus the amount of ordinary income recognized by the optionee. An optionee's holding period begins on the date on which the option is exercised.

   The Board of Directors unanimously recommends that the stockholders vote
                       "FOR" approval of the 1998 Plan.

                                 OTHER MATTERS

     Management knows of no other matters to be brought before the annual meeting other than those described above. If any other business should come before the meeting, it is intended that the persons named in the enclosed proxy will vote the shares in accordance with their best judgment on any such matter.

                            PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of March 23, 1998, certain information regarding the beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of 5% or more of the outstanding Common Stock, by each director, nominee for director, and Named Executive Officer (as defined below), and by all directors and executive officers as a group. As of such date, there were approximately 483 record holders and approximately 10,600 beneficial holders of Common Stock and 95,805,863 shares of Common Stock outstanding.

                                                        Shares Beneficially
                                                               Owned
                                                      -----------------------
       Name(1)                                          Number(2)    Percent
       -------                                        -------------  --------
       The Equitable Companies, Incorporated (3)....  14,050,494        14.7%
       Putnam Investments, Inc. (4).................  11,227,645        11.7
       H. Wayne Huizenga (5)........................   9,442,410         9.9
       George D. Johnson, Jr. (6)...................   4,470,764         4.7
       Robert A. Brannon (7)........................     880,531           *
       Jay S. Witzel................................          --          --
       Donald F. Flynn (8)..........................     533,154           *
       Stewart H. Johnson (9).......................   1,306,970         1.4
       John J. Melk (10)............................   1,969,460         2.1
       Peer Pedersen................................   1,499,460         1.6
       All directors and executive officers
         as a group (8 persons)(5)(6)(7)(8)(9)(10)..  20,102,749        20.7%
-----------

*    Represents less than 1% of the outstanding Common Stock.

(1) Unless otherwise indicated, the address of such person is c/o Extended Stay America, Inc., 450 E. Las Olas Boulevard, Suite 1100, Fort Lauderdale, Florida 33301.

(2) The numbers and percentages of shares owned by the directors, the Named Executive Officers, and by all officers and directors as a group assume in each case that currently outstanding stock options covering shares of Common Stock which were exercisable within 60 days of March 23, 1998 had been exercised by that person or group as follows: (i) H. Wayne Huizenga--262,500; (ii) George D. Johnson, Jr.--425,000; (iii) Robert A. Brannon--397,377; (iv) Jay S. Witzel-0; (v) Donald F. Flynn--50,000; (vi) Stewart H. Johnson--50,000; (vii) John J. Melk--50,000; (viii) Peer Pedersen--50,000; and (ix) all directors and executive officers as a group --1,284,877.

(3) The number of shares of Common Stock shown as beneficially owned was derived from an Amendment to Schedule 13G dated February 10, 1998 filed with the Securities and Exchange Commission by the listed stockholder. The Equitable Companies Incorporated is located at 1290 Avenue of the Americas, New York, New York 10104.

(4) The number of shares of Common Stock shown as beneficially owned was derived from an Amendment to Schedule 13G dated January 16, 1998 filed with the Securities and Exchange Commission by the listed stockholder. Putnam Investments, Inc. is located at One Post Office Box Square, Boston, Massachusetts 02109.

(5) Includes 9,179,910 shares of Common Stock beneficially owned by Huizenga Investments Limited Partnership, a limited partnership controlled by Mr. Huizenga.

(6) Includes 4,045,764 shares of Common Stock beneficially owned by GDJ, Jr. Investments Limited Partnership, a limited partnership controlled by George
     D. Johnson, Jr. Due to a reorganization of various family trusts for estate planning purposes, the amount shown in the table above excludes 7,247,300 shares of Common Stock as to which George D. Johnson, Jr. previously may have been deemed the beneficial owner.

(7) Includes 483,154 shares of Common Stock beneficially owned by Brannon Investments, L.P., a limited partnership controlled by Mr. Brannon.

(8) Includes 420,000 shares of Common Stock beneficially owned by DNB, L.P., a limited partnership controlled by Mr. Flynn and 63,154 shares of Common Stock held in a trust of which Mr. Flynn is a trustee and beneficiary.

(9) Includes 49,088 shares of Common Stock held in a trust for the benefit of George D. Johnson, Jr., of which Stewart H. Johnson is the trustee. Due to a reorganization of various family trusts for estate planning purposes, the amount shown in the table above excludes 241,576 shares of Common Stock as to which Stewart H. Johnson previously may have been deemed to be the beneficial owner.

(10) Includes 430,000 shares of Common Stock beneficially owned by Westwind Investment Partnership and 1,260,000 shares of Common Stock beneficially owned by M Group Investments IV, L.P., each of which is controlled by Mr. Melk.

                             EXECUTIVE COMPENSATION

     The Company was incorporated in January 1995 and did not conduct any operations prior to that time. The Company's executive officers commenced their service with the Company at various times during 1995, 1996, and 1997 and none was employed by the Company during all of 1995. Accordingly, the following table sets forth, on an annualized basis with respect to salary information, information regarding the compensation paid by the Company to its Chief Executive Officer and each of the other four most highly compensated officers of the Company (hereinafter, the "Named Executive Officers") for all services rendered to the Company during 1995, 1996, and 1997. The Company does not have a restricted stock award program or a long-term incentive plan. Directors of the Company are not paid any cash compensation for their services but are reimbursed for their out-of-pocket expenses.


                           Summary Compensation Table

                                                                                   Long-Term
                                                                                  Compensation
                                                  Annual Compensation                Awards
                                          -----------------------------------     ------------
                                                                                   Securities
                                                                 Other Annual      Underlying       All Other
                                          Salary      Bonus      Compensation     Options/SARs     Compensation
Name and Principal Position      Year       ($)        ($)           ($)              (#)              ($)
---------------------------      ----     -------     ------     ------------     ------------     ------------
George D. Johnson, Jr. .......   1997          --         --          --            900,000               --
  President and Chief            1996     200,000         --          --                 --               --
    Executive Officer            1995     200,000         --          --            400,000               --

Robert A. Brannon ............   1997     225,000         --          --            225,000               --
  Senior Vice President,         1996     175,000         --          --             78,504               --
    Chief Financial Officer,     1995     175,000         --          --            603,750               --
    Secretary, and Treasurer

Jay S. Witzel ................   1997     250,000         --          --            250,000           16,690(1)
  President and Chief
    Operating Officer of ESA
    Management, Inc.

Norwood Cowgill, Jr...........   1997     145,568(2)  50,000          --            250,000
  President and Chief
    Executive Officer of
    Studio Plus Hotels, Inc.

Richard A. Fadel, Jr. ........   1997     175,000         --          --             56,757               --
  Vice President--Operations     1996     175,000         --          --            120,000           56,602(1)
    of ESA Management, Inc.

---------------
(1)  Represents the taxable portion of reimbursed relocation expenses.
(2) Represents the portion of annual salary commencing April 11, 1997, upon consummation of the Company's merger with Studio Plus Hotels, Inc.

  The following table sets forth individual grants of stock options made to the Named Executive Officers during 1997.

                       Option Grants In Last Fiscal Year

                                                                                          Potential Realizable
                                                                                            Value at Assumed
                                              Percent of                                  Annual Rates of Stock
                                             Total Options                                 Price Appreciation
                                              Granted to     Exercise                      for Option Term(3)
                          Date of   Options   Employees in   or Base    Expiration   -------------------------------
        Name             Grant(1)   Granted   Fiscal Year    Price(2)      Date            5%               10%
       ------            --------   -------   ------------   --------   ----------   --------------   --------------
George D. Johnson, Jr...   1/7/97   900,000      17.70%      $18.50       1/7/07       $10,471,095      $26,535,812
Robert A. Brannon.......   1/7/97   225,000       4.42        18.50       1/7/07         2,617,774        6,633,953
Jay S. Witzel...........   7/1/97   250,000       4.92        15.1875     7/1/07         2,387,834        6,051,241
Norwood Cowgill, Jr.....  4/14/97   250,000       4.92        13.875     4/14/07         2,181,478        5,528,295
Richard A. Fadel, Jr....   1/7/97    56,757       1.12        18.50       1/7/07           660,342        1,673,437

-----------
(1) Except for specific situations, the options granted become exercisable as to one-fourth of the grant on each of the first, second, third, and fourth anniversary of the date of grant.
(2) Under the Employee Plans, the exercise price must be the fair market value of the Common Stock on the date of grant.
(3) These amounts represent certain assumed annual rates of appreciation calculated from the exercise price, as required by the rules of the Securities and Exchange Commission. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

  The following table provides certain information concerning the value of unexercised options to purchase Common Stock at December 31, 1997 for the Named Executive Officers. No options to purchase Common Stock were exercised by the Named Executive Officers during 1997.

                       Aggregate 1997 Option/SAR Values

                               Number of Securities            Value of Unexercised
                              Underlying Unexercised           In-the-Money Options/
                             Options/SARs at 12/31/97            SARs at 12/31/97*
                           ---------------------------   --------------------------------
                           Exercisable   Unexercisable     Exercisable     Unexercisable
        Name                   (#)            (#)              ($)              ($)
       -----               ------------  -------------   --------------   ---------------
George D. Johnson, Jr...      200,000      1,100,000        1,187,500        1,187,500
Robert A. Brannon.......      321,501        585,753        3,036,108        3,036,108
Jay S. Witzel...........           --        250,000               --               --
Norwood Cowgill, Jr.....           --        250,000               --               --
Richard A. Fadel, Jr....       30,000        146,757               --               --

-----------
* This column indicates the aggregate amount, if any, by which the market value of the Common Stock on December 31, 1997 exceeded the options' exercise price, based on the closing per share sale price of the Common Stock on such date of $12.4375 on the New York Stock Exchange, as reported by The Wall Street Journal.

Compensation Committee Interlocks and Insider Participation

  Until August 1995, George D. Johnson, Jr., the Company's Chief Executive Officer, approved the terms of the compensation of the Company's executive officers. In August 1995, the Company's Board of Directors formed a Compensation Committee, which is currently composed of Messrs. Flynn and Melk, which determines the compensation of the Company's executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of the Common Stock, to file reports of ownership with the Securities and Exchange Commission. Such persons also are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of copies of such forms received by it, the Company believes that during 1997 all such filing requirements applicable to its executive officers, directors, and greater than 10% stockholders were complied with.

Employment and Stock Option Agreements

  In March 1996, Harold E. Wright and ESA Development, Inc., a wholly-owned subsidiary of the Company ("ESA Development"), entered into an employment agreement for the period commencing on March 18, 1996 and ending on June 30, 1999. Pursuant to this employment agreement, Mr. Wright acted as the President of ESA Development and was entitled to receive a minimum annual base salary of $175,000. ESA Development also agreed to pay Mr. Wright additional compensation equal to $15,000 for each site upon which ESA Development or its subsidiaries commenced construction of an extended stay lodging facility during the term of the agreement. This additional compensation applied only to the first 40 sites for 1996, 1997, and 1998 and the first 20 sites for 1999 and could be paid in cash or by delivering shares of the Company's Common Stock with a fair market value equal to the amount due. In addition, pursuant to this employment agreement, the Company granted to Mr. Wright, under the 1996 Plan, ten-year options to purchase 1,200,000 shares of the Company's Common Stock at an exercise price per share equal to $10.50, which options vest as to one-fourth of the grant on September 19, 1996 and June 1 of each of 1997, 1998, and 1999, respectively. Effective on January 1, 1997, ESA Development was merged into ESA Management, Inc., another wholly-owned subsidiary of the Company, his employment agreement was assumed by ESA Management, Inc., and Mr. Wright became Senior Vice President--Real Estate of ESA Management, Inc.

  In June 1997, ESA Management, Inc. and Mr. Wright entered into a separation agreement which terminated Mr. Wright's employment agreement, and Mr. Wright ceased to work for the Company. Pursuant to the separation agreement, Mr. Wright was paid his accrued salary for 1997 of $65,000, and will be paid an aggregate of $1,095,000 (reflecting the $15,000 of additional compensation per approved site) over a period of 25 months. In addition, Mr. Wright retained options to purchase 819,626 shares of Common Stock. Mr. Wright also agreed not to compete with the Company for a period of two years from the date of the separation agreement.

  In accordance with rules promulgated by the Securities and Exchange Commission, the information included under the captions "Report of the Compensation Committee" and "Performance Graph" will not be deemed to be filed or to be proxy soliciting material or incorporated by reference in any prior or future filings by the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                     REPORT OF THE COMPENSATION COMMITTEE

  The compensation of the Company's executive officers is generally determined by the Compensation Committee of the Board of Directors. The Compensation Committee, which consists of two directors who are not officers or employees of the Company, also grants stock options to key employees and consultants of the Company and its subsidiaries. The following report with respect to certain compensation paid or awarded to the Company's executive officers during 1997 is furnished by the directors who then comprised the Compensation Committee.

General Policies

  The Company's compensation program is intended to enable the Company to attract, motivate, reward, and retain the management talent required to achieve corporate objectives in a highly competitive industry, and thereby increase stockholder value. It is the Company's policy to provide incentives to its senior management to achieve both short-term and long-term objectives. To attain these objectives, the Company's policy is to provide a significant portion of executive compensation in the form of at-risk, incentive-based compensation, such as stock options. The Compensation Committee believes that such a policy, which directly aligns the financial interests of management with the financial interests of stockholders, provides the proper incentives to attract, reward, and retain high quality management. In determining the nature and amounts of compensation for the Company's executive officers, the Compensation Committee takes into account all factors that it considers relevant, including business conditions in the lodging industry and generally, the Company's performance in light of those conditions, the market rates of compensation for executives of similar backgrounds and experience, and the performance of the specific executive officer.

  Section 162(m) of the Code limits the deduction for federal income tax purposes of certain compensation paid by any publicly held corporation to its chief executive officer and its four other highest compensated officers to $1 million per each such executive (the "$1 million cap"). The $1 million cap does not apply to "performance-based" compensation plans as defined under Section 162(m) of the Code. The Company believes that its Employee Plans qualify as "performance-based" plans that are not subject to the $1 million cap. The other compensation currently paid to the Company's executive officers is not expected to exceed the $1 million cap. See "--Cash Compensation".

Cash Compensation

  Cash compensation for executive officers consists primarily of salary and, in the case of Mr. Wright, a cash bonus for 1997 pursuant to his employment and separation agreements with the Company. In 1997, 1996, and 1995, bonuses generally have not been part of the Company's general executive compensation structure.

  The Compensation Committee is aware that most executive officers, upon joining the Company, experienced a significant reduction in annual cash compensation from their prior employment. In addition, the Committee believes, based on the general knowledge and experience of the Committee members, that base salaries for executive officers are generally low relative to (i) cash salaries of similarly sized or otherwise comparable companies, (ii) the contributions of the executive officers to the Company's development and growth, and (iii) their experience, responsibilities, and achievements. Base salaries for executive officers are determined by a subjective assessment of responsibilities and position within the Company, individual performance, and the Company's overall performance. No specific corporate performance measures are considered.

Stock Options

  The Compensation Committee considers incentive compensation in the form of stock options to be an integral, important, and relatively large part of executive compensation in particular and employee compensation generally. All options granted have an exercise price equal to the fair market value of the Common Stock on the grant date.

  Options are granted generally to executive officers and other corporate level employees upon commencement of employment and annually near the beginning of each year at the discretion of the Compensation Committee. In exercising such discretion, the Compensation Committee considers factors specific to that employee such as salary, position, and responsibilities and the Company's performance with respect to factors such as the rate of the Company's development and growth, revenue growth, and increases in the market value of the Company's Common Stock. Option grants relating to recruiting and employment offers and special circumstances are recommended by management.

Chief Executive Officer Compensation

  George D. Johnson, Jr. founded the Company in January 1995 and has been its President and Chief Executive Officer since that time. Mr. Johnson's annual compensation was determined by the Compensation Committee using the same criteria that were used to determine compensation levels for other corporate officers and was based on the Compensation Committee's assessment of Mr. Johnson's overall performance and on information regarding awards made by similar companies. The Compensation Committee believes that Mr. Johnson's experience, dedication, and knowledge have been of vital importance to the successful and ongoing growth of the administration and operations of the Company. No specific weighting was assigned to these factors. In the Compensation Committee's view, Mr. Johnson's 1996 compensation package reflects an appropriate balance of (i) the Company's performance in 1996, (ii) Mr. Johnson's own performance level, and (iii) competitive standards. Beginning in 1997, the Company no longer pays Mr. Johnson any cash salary or bonus but rather compensates him exclusively through stock option grants. The Compensation Committee believes that tying Mr. Johnson's remuneration to the performance of the Company's Common Stock will incent Mr. Johnson to maximize stockholder value and is consistent with the Company's policy of compensating its senior executives, like Messrs. Huizenga and Johnson, primarily through annual stock option grants. For 1997, the Compensation Committee granted Messrs. Huizenga, Johnson, and Robert A. Brannon, the Company's Senior Vice President, Chief Financial Officer, Secretary, and Treasurer, options to purchase 450,000, 900,000, and 225,000 shares of Common Stock, respectively, under its 1996 Plan at an exercise price of $18.50 per share, and granted Jay S. Witzel, the President and Chief Operating Officer of ESA Management, Inc., options to purchase 250,000 shares of Common Stock under its 1996 Plan at an exercise price of $15.1875 per share. For 1998, the Compensation Committee granted Messrs. Huizenga, Johnson, Brannon, and Witzel options to purchase 312,500, 625,000, 200,000, and 150,000 shares of Common Stock, respectively, under the 1997 Plan at an exercise price of $11.375 per share.

                                Compensation Committee Members
                                    Donald F. Flynn
                                    John J. Melk

                               PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative total returns on the Company's Common Stock, the Dow Jones Lodging Index, and the Standard & Poor's 500 Index (assuming dividend reinvestment, except in the case of the Company, which has never paid cash dividends on the Common Stock) for the period beginning on December 13, 1995, the effective date of the registration of the Common Stock under Section 12 of the Exchange Act, and ending on December 31, 1997, the last day of the Company's 1997 fiscal year.

                        Comparison of Cumulative Return
                  vs. Dow Jones Lodging and S&P 500 Indices *

                                    [Chart]

                                     1995              1996              1997
                               ----------------  ----------------  ----------------
  Company/Index Name            12/13    12/29     6/28    12/31     6/30    12/31
-----------------------------  -------  -------  -------  -------  -------  -------
Extended Stay America, Inc...  $100.00  $211.54  $242.31  $309.62  $242.31  $191.35
Dow Jones Lodging Index......   100.00   101.46   142.77   122.05   134.29   169.05
S&P 500 Index................   100.00    99.07   107.87   119.15   142.38   156.10
-----------

* Assumes $100 invested on December 13, 1995 in the Company's Common Stock, the Dow Jones Lodging Index, and the S&P 500 Index. Historical results are not necessarily indicative of future performance.

                             CERTAIN TRANSACTIONS

     The Company has airplane leasing arrangements with companies owned by George D. Johnson, Jr., Stewart H. Johnson, and certain of their family members. In connection therewith, the Company incurred aggregate charges of approximately $1,682,000 during the year ended December 31, 1997. The Company believes that the terms of its use of the planes are at least as favorable to the Company as those it could have obtained from an unaffiliated party.

     In 1996 the Company entered into (i) a 10-year lease for a suite at Pro Player Stadium for a base rental of $115,000 per year, subject to certain additional charges and periodic escalation, and (ii) a 3-year lease for a suite at Homestead Motor Sports Complex for a base rental of $53,250 per year, subject to certain additional charges. Mr. Huizenga owns Pro Player Stadium and had an approximately 50% ownership interest (which was subsequently reduced to approximately 10%) in Homestead Motor Sports Complex. The Company believes that the terms of these leases are comparable to those charged to other persons.

     In February 1997, the Company entered into a lease agreement with Johnson Development Associates, Inc. (a company controlled by George D. Johnson, Jr. and Stewart H. Johnson), which expires December 31, 1998, pursuant to which the Company leases space for the Company's regional office in Spartanburg, South Carolina.

This lease calls for monthly rent of $6,400 plus certain additional charges. The Company made total payments pursuant to this lease of approximately $91,000 during 1997.

     The Company uses the services of Psychemedics Corporation ("Psychemedics"), a publicly-traded company, to perform certain employment related services, including drug screening, with respect to the Company's employees. Fees paid by the Company to Psychemedics for such services were $126,000 in 1997. Messrs. Flynn and Melk are each directors of Psychemedics and beneficially own approximately 9.4% and 10.0%, respectively, of Psychemedics' common stock. In addition, Mr. Huizenga beneficially owns approximately 10.8% of Psychemedics' common stock.

                            SOLICITATION OF PROXIES

     Proxies will be solicited by the Board of Directors through the use of the mail. Proxies may also be solicited by directors, officers, and a small number of other employees of the Company personally or by mail, telephone, facsimile, or otherwise, but such persons will not be compensated for such services. Brokerage firms, banks, fiduciaries, voting trustees, or other nominees will be requested to forward the soliciting material to the beneficial owners of stock held of record by them, and the Company has hired Proxy Services Corporation to coordinate the solicitation of proxies by and through such holders for a fee of approximately $1,500 plus expenses. The entire cost of the Board of Directors' solicitation will be borne by the Company.

        SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

     In accordance with rules promulgated by the Securities and Exchange Commission, any stockholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with its 1999 annual meeting of stockholders must do so no later than December 1, 1998. Any such proposal should be submitted in writing to the Secretary of the Company at its principal executive offices. In addition, the Company's bylaws require that in order for any business to be properly brought before any meeting of stockholders, including nominations for the election of directors, a stockholder must provide written notice delivered to the Secretary of the Company at the principal executive offices of the Company not less than 60 nor more than 120 days prior to the meeting date; provided, however, that in the event that less than 65 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, the stockholder notice, in order to be timely, must be received by the corporate secretary not later than the close of business on the seventh day following the day on which notice of the meeting was mailed or disclosure of the meeting date has been made. The stockholder notice must include the stockholder's name and address as it appears on the Company's records and the class and number of shares of the Company's capital stock beneficially owned by such stockholder on the record date for the meeting. In addition, (i) for proposals other than nominations for the election of directors, such notice must include a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of the stockholder in such business, and (ii) for proposals relating to stockholder nominations for the election of directors, such notice must also include, with respect to each person nominated, the information required by Regulation 14A under the Exchange Act.

                                    GENERAL

     It is important that proxies be returned promptly. If you are unable to attend the meeting, you are urged, regardless of the number of shares owned, to mark, date, sign, and return without delay your proxy card in the enclosed addressed envelope.

                                By Order of the Board of Directors
                                Robert A. Brannon
                                Senior Vice President, Chief Financial Officer, Secretary, and Treasurer

                                                                       EXHIBIT A

                          EXTENDED STAY AMERICA, INC.
                        1998 EMPLOYEE STOCK OPTION PLAN

     1. Statement of Purpose. The purpose of this Stock Option Plan (the "Plan") is to benefit Extended Stay America, Inc. (the "Company") and its subsidiaries by offering certain present and future key individuals a favorable opportunity to become holders of stock in the Company over a period of years, thereby giving them a stake in the growth and prosperity of the Company and encouraging the continuance of their services with the Company or its subsidiaries.

     2. Administration. The Plan shall be administered by the Compensation Committee (the "Committee") of the board of directors of the Company (the "Board of Directors"), whose interpretation of the terms and provisions of the Plan and whose determination of matters pertaining to options granted under the Plan shall be final and conclusive. The Committee shall be composed of two or more disinterested members of the Board of Directors of the Company.

     3. Eligibility. Options shall be granted only to key employees and consultants of the Company and its subsidiaries (including officers of the Company and its subsidiaries but excluding members of the Committee) selected initially and from time to time thereafter by the Committee on the basis of the special importance of their services in the management, development and operations of the Company or its subsidiaries (each such individual receiving options granted under the Plan and each other person entitled to exercise an option granted under the Plan is referred to herein as an "Optionee").

     4. Granting of Options. (a) The Committee may grant options to employees, directors and consultants of the Company and its subsidiaries; provided, however, that members of the Committee shall not be eligible to receive grants of options under the Plan. Pursuant to the Plan, a maximum of 6,000,000 shares of the common stock, par value $.01 per share, of the Company (the "Common Stock") may be purchased from the Company, subject to adjustment as provided in Paragraph 10 hereof; provided, however, that the maximum number of shares subject to all options granted to an individual under the Plan shall in no event exceed 50% of the shares of Common Stock authorized for issuance under the Plan. Options granted under the Plan are intended not to be treated as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

          (b) No options shall be granted under the Plan subsequent to the tenth anniversary of the adoption of the Plan. In the event that an option expires or is terminated or canceled unexercised as to any shares, such released shares may again be optioned (including a grant in substitution for a canceled option). Shares subject to options may be made available from unissued or reacquired shares of Common Stock.

          (c) Nothing contained in the Plan or in any option granted pursuant thereto shall confer upon any Optionee any right to be continued in the employment of, or a consulting arrangement with, the Company or any subsidiary, or interfere in any way with the right of the

Company or its subsidiaries to terminate his or her employment or consulting arrangement at any time.

     5. Option Price. The option price of any option granted under the Plan shall be determined by the Committee and shall not be less than the fair market value of the shares of Common Stock subject to the option on the date of the grant of such option. Unless the Committee otherwise determines, for purposes of this Paragraph 5, "fair market value" shall be the average of the highest and lowest sales prices of the Common Stock reported on the New York Stock Exchange ("NYSE") (or on the principal national stock exchange on which it is listed or quotation service on which it is listed) (as reported in The Wall Street Journal) on the date the option is granted (or, if the date of grant is not a trading date, on the first trading date immediately preceding the date of grant). In the event that the Common Stock is not listed on the NYSE or any other national stock exchange, the fair market value of the shares of Common Stock for all purposes of this Plan shall be reasonably determined by the Committee.

     6. Duration of Options, Increments and Extensions. (a) Subject to the provisions of Paragraph 8 hereof, each option shall be for such term of not more than ten years as shall be determined by the Committee at the date of the grant. Each option shall become exercisable with respect to one-fourth of the total number of shares subject to the option 12 months after the date of its grant and with respect to an additional one-fourth at the end of each 12-month period thereafter during the succeeding three years.

          (b) Notwithstanding any other provisions of the Plan to the contrary, the Committee may in its discretion (i) specifically provide as of the date of the grant for another time or times of exercise; (ii) accelerate the exercisability of any option, subject to such terms and conditions as the Committee deems necessary and appropriate to effectuate the purposes of the Plan, which may include, without limitation, a requirement that the Optionee grant to the Committee an option to repurchase all or a portion of the number of shares acquired upon exercise of the accelerated option for their fair market value, as determined by the Committee, as of the date of acceleration; (iii) at any time prior to the expiration or termination of any options previously granted, extend the term of any option (including such options held by officers) for such additional period or periods as the Committee, in its discretion, may determine. In no event, however, shall the aggregate option period with respect to any option, including the original term of the option and any extensions thereof, exceed ten years. Subject to the foregoing, all or any part of the options as to which the right to exercise has accrued may be exercised at the time of such accrual or at any time or times thereafter during the option term.

          (c) In the event of a change in control of the Company, all outstanding options shall become immediately exercisable. For the purposes of the Plan, the term "change in control" shall mean (1) that any person is or becomes the beneficial owner, directly or indirectly, of at least 50% of the combined voting power of the Company's outstanding securities, except by reason of a repurchase by the Company of its own securities, or (2) that a change in the composition of the Board of Directors of the Company occurs as a result of which fewer than one-half of the incumbent directors are directors who either had been directors of the Company 24 months prior to such change or were elected or nominated for election to the Board of

Directors with the approval of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination.

     7. Exercise of Option. (a) An option may be exercised by giving written notice to the Committee, specifying the number of shares to be purchased. The option price for the number of shares of Common Stock for which the option is exercised shall become immediately due and payable; provided, however, that in lieu of cash an Optionee may, with the approval of the Committee, exercise his or her option by (i) delivering a promissory note in accordance with the terms of the Plan and in a form specified by the Company; (ii) tendering to the Company shares of Common Stock owned by him or her and with the certificates therefor registered in his or her name, having a fair market value equal to the cash exercise price of the shares being purchased; or (iii) delivery of an irrevocable written notice instructing the Company to deliver the shares of Common Stock being purchased to a broker selected by the Company, subject to the broker's written guarantee to deliver the cash to the Company, in each case equal to the full consideration of the exercise price for the shares of Common Stock being purchased. For this purpose, the per share value of Common Stock shall be the fair market value on the date of exercise (or, if the date of exercise is not a trading date, on the first trading date immediately preceding the date of exercise), which shall, unless the Committee otherwise determines, be the average of the highest and lowest sales prices of the Common Stock reported on the NYSE (or on the principal national stock exchange on which it is listed or quotation service on which it is listed) (as reported in The Wall Street Journal) on such date.

          (b) In connection with the exercise of options granted under the Plan, the Company may make loans to such Optionees as the Committee, in its discretion, may determine. Such loans shall be subject to the following terms and conditions and such other terms and conditions as the Committee shall determine to be not inconsistent with the Plan. Such loans shall bear interest at such rates as the Committee shall determine from time to time, which rates may be below then current market rates or may be made without interest. In no event may any such loan exceed the fair market value, at the date of exercise, of the shares covered by the option, or portion thereof, exercised by the Optionee. No loan shall have an initial term exceeding two years, but any such loan may be renewable at the discretion of the Committee. When a loan shall have been made, shares of Common Stock having a fair market value at least equal to 150 percent of the principal amount of the loan shall be pledged by the Optionee to the Company as security for payment of the unpaid balance of the loan.

          (c) At the time of the exercise of any option, the Company may require, as a condition of the exercise of such option, the Optionee to pay the Company an amount equal to the amount of the tax the Company may be required to withhold to obtain a deduction for federal and state income tax purposes as a result of the exercise of such option by the Optionee or to comply with applicable law. An Optionee may, with the approval of the Committee, make an election to satisfy the tax withholding obligation by either (1) tendering to the Company shares of Common Stock owned by him or her and with the certificates therefor registered in his or her name, having a fair market value equal to the tax withholding obligation, (2) deduct from any cash payment pursuant to any broker-assisted option exercise (net to Optionee in cash or shares) an amount sufficient to satisfy any withholding tax requirements, or (3) instructing the Company to withhold from the shares of Common Stock otherwise issuable upon the exercise of the option that number of shares having a fair market value equal to the tax withholding obligation. The value of the shares to be delivered or withheld shall be based on the fair market value of the shares of Common Stock on the date of exercise, which shall, unless the Committee otherwise determines, be the average of the highest and lowest sales prices of the Common Stock reported on the NYSE (or on the principal national stock exchange on which it is listed or quotation service on which it is listed) (as reported in The Wall Street Journal) on the date of exercise.

          (d) At the time of any exercise of any option, the Company may, if the Company shall determine it necessary or desirable for any reason, require the Optionee (or his or her heirs, legatees, or legal representative, as the case may be) as a condition upon the exercise thereof, to deliver to the Company a written representation of present intention to purchase the shares for investment and not for distribution. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Optionee upon his or her exercise of part or all of the option and a stop order may be placed with the transfer agent for the Common Stock. Each option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state, federal or foreign law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, the option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

     8. Termination of Employment or Consulting Arrangement - Exercise Thereafter. (a) In the event the employment or consulting arrangement of an Optionee with the Company or any of its subsidiaries is terminated for any reason other than the Optionee's death, permanent disability, retirement after age 65 or following a change in control (as defined in Paragraph 6(c) hereof), such Optionee's option shall expire and all rights to purchase shares pursuant thereto shall terminate immediately. Temporary absence from employment because of illness, vacation, approved leaves of absence, and transfers of employment among the Company and its subsidiaries, shall not be considered to terminate employment or to interrupt continuous employment. Temporary cessation of the provision of consulting services because of illness, vacation or any other reason approved in advance by the Company shall not be considered a termination of the consulting arrangement or an interruption of the continuity thereof. Conversion of an Optionee's employment relationship to a consulting arrangement shall not result in termination of previously granted options.

          (b) In the event of termination of employment or consulting arrangement following a change in control (as defined in Paragraph 6(c) hereof), the option may be exercised in full (without regard to any times of exercise established under Paragraph 6 hereof; provided, however, that no options shall be exercisable during the first six months after the date of grant) by the Optionee or, if the Optionee is not living, by the Optionee's heirs, legatees, or legal representatives, as the case may be, during its specified term. In the event of termination of employment or consulting arrangement because of death, permanent disability (as that term is defined in Section 22(e)(3) of the Code, as now in effect or as shall be subsequently amended) or retirement after age 65, the option may be exercised by the Optionee, or, if the Optionee dies after such termination, by the Optionee's heirs, legatees, or legal representatives, as the case may be, at any time during its specified term prior to three years after the date of such termination, but only to the extent the option was exercisable at the date of such termination.

          (c) Notwithstanding any other provision of the Plan to the contrary, the Committee may in its discretion provide for such other terms of expiration and termination of an option in the event of termination of the employment or consulting arrangement of the Optionee as the Committee shall determine.

     9. Non-Transferability of Options. No option shall be transferable by the Optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order and each option shall be exercisable during an Optionee's lifetime only by the Optionee or by the Optionee's legal representative. This restriction on transferability is effective only so long as it is required pursuant to Section 16 under the Securities Exchange Act of 1934, as amended. At the time such restriction on transferability is no longer so required, the Committee, in its discretion, may permit the transfer of an option on such terms and subject to such conditions as the Committee may deem necessary or appropriate or as otherwise may be required by applicable law or regulation.

     10. Adjustment. The number of shares subject to the Plan and to options granted under the Plan shall be adjusted as follows: (a) in the event that the number of outstanding shares of Common Stock is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to options granted thereunder shall be proportionately adjusted; (b) in the event of any merger, consolidation or reorganization of the Company with any other corporation or legal entity there shall be substituted, on an equitable basis as determined by the Committee, for each share of Common Stock then subject to the Plan and for each share of Common Stock then subject to an option granted under the Plan, the number and kind of shares of stock or other securities to which the holders of shares of Common Stock will be entitled pursuant to the transaction; and (c) in the event of any other relevant change in the capitalization of the Company, the Committee shall provide for an equitable adjustment in the number of shares of Common Stock then subject to the Plan and to each share of Common Stock then subject to an option granted under the Plan. In the event of any such adjustment, the option price per share of Common Stock shall be proportionately adjusted.

     11. Amendment of the Plan. The Board of Directors of the Company or any authorized committee thereof may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall (a) without the consent of the Optionee change or impair any option previously granted, or (b) without the approval of the holders of a majority of the shares of the Common Stock which vote in person or by proxy at a duly held stockholders' meeting, (i) increase the maximum number of shares which may be purchased by all employees pursuant to this Plan, (ii) change the minimum purchase price of any option, or (iii) change the limitations on the option period or increase the time limitations on the grant of options.

     12. Effective Date. The Plan is effective as of February 3, 1998.

REVOCABLE              EXTENDED STAY AMERICA, INC.                     REVOCABLE
PROXY                                                                      PROXY

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS for the Annual Meeting of Stockholders on May 21, 1998 -- 11:00 a.m.

  The undersigned hereby appoints George D. Johnson, Jr. or Robert A. Brannon, or either one of them, each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of Common Stock of Extended Stay America, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on May 21, 1998, at 11:00 a.m., at the Broward Center for the Performing Arts, 201 Southwest Fifth Avenue, Ft. Lauderdale, Florida, and at any and all postponements and adjournments thereof, as follows:

  This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted (i) FOR each of the Nominees listed,
(ii) FOR the proposal to ratify the action of the Board of Directors in appointing Coopers & Lybrand L.L.P. as independent auditors for the Company in 1997, and (iii) FOR the proposal to approve the Company's 1998 Employee Stock Option Plan. If any other business is presented at the Annual Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

          [ ]  Check here if you plan to attend the Annual Meeting.

  PLEASE MARK, SIGN, DATE, AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                 (Continued and to be signed on reverse side.)

     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

        This Proxy will be voted in accordance with specifications made.
If no choices are indicated, this Proxy will be voted FOR the election of all of the Nominees and for Items 2 and 3

1.  Election of Directors--Nominees:       For  Withhold  For All     3.  To approve the Extended Stay     For  Against  Abstain
    H. Wayne Huizenga, George D.                          Except          America, Inc. 1998 Employee
    Johnson, Jr., Donald F. Flynn,                                        Stock Option Plan                [ ]    [ ]      [ ]
    Stewart H. Johnson, John J. Melk,
    and Peer Pedersen                      [ ]     [ ]       [ ]

------------------------------------------
            Nominee Exception

2.  To ratify the action of the Board of   For  Against   Abstain     4.  In their discretion, on such other business as
    Directors of the Company in                                           may properly come before the meeting.
    appointing Coopers & Lybrand L.L.P.    [ ]     [ ]       [ ]
    as independent auditors for the
    Company in 1998.

                                                                      The Board of Directors recommends a vote FOR the Nominees
                                                                      listed, FOR the proposal to ratify the action of the Board of
                                                                      Directors in appointing Coopers & Lybrand L.L.P. as
                                                                      independent auditors for the Comp any in 1998, and FOR the proposal to approve the Company's 1998 Employee Stock Option
                                                                      Plan.

                                                                      The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of
                                                                      Stockholders, a Proxy Statement dated March 31, 1998, and the
                                                                      Annual Report to Stockholders.

                                                                      Dated:  _________________________________________, 1998

                                                                      Signature(s)_________________________________________________

                                                                      _____________________________________________________________
                                                                      Please sign exactly as name appears hereon. Joint owners
                                                                      should each sign.  Where applicable, indicate official
                                                                      position or representative capacity.

Please vote, sign, date, and return this Proxy Card promptly using the enclosed envelope.